Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND PARENT GUARANTY

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT AND PARENT GUARANTY (this “Amendment”) is made as of the 29 day of June, 2020, and amends and is supplemental to (a) that certain credit agreement dated as of September 26, 2018 (as may be amended, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to Credit Agreement and Parent Guaranty dated August 6, 2019, that certain Amendment No. 2 to Credit Agreement dated November 26, 2019, and that certain letter agreement dated December 13, 2019, the “Credit Agreement”) and (b) that certain guaranty dated as of September 28, 2018 (as amended, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to Credit Agreement and Parent Guaranty dated August 6, 2019, the “Parent Guaranty”), and is by and among (i) SEACOR Marine Foreign Holdings Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), as borrower, (ii) SEACOR Marine Holdings Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent Guarantor”), as parent guarantor, (iii) the entities identified on Schedule 1-A thereto, as subsidiary guarantors, (iv) DNB BANK ASA, New York Branch (“DNB Bank”), as facility agent for the Creditors (in such capacity, the “Facility Agent”), as security trustee for the Creditors (in such capacity, the “Security Trustee”), (v) the banks, financial institutions and institutional lenders whose names and addresses are set out in Schedule 1-B thereto, as lenders (together with any assignee pursuant to the terms of Section 10 of the Credit Agreement, the “Lenders”, and each separately, a “Lender”), (vi) the Swap Banks, (vii) DNB Markets, Inc., Clifford Capital Pte. Ltd. and NIBC Bank N.V. as mandated lead arrangers, and (viii) DNB Markets, Inc. as coordinator and bookrunner. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower has requested that the Lenders execute and deliver this Amendment in order to, among other things, (a) allow for the Parent Guarantor to enter into certain parent guarantees in favor of (i)Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. and (ii) China Shipping Fan Tai Limited and China Shipping Industry (Hong Kong) Co., Limited, in each case as further described herein, (b) include the Marshall Islands registered vessel AVA J MCCALL, Official No. 8292 (the “Ava J McCall Vessel”), which is owned by SEACOR Marine, and the United States registered vessel SEACOR MIXTECA, Official No. 1293917 (together with the Ava J McCall Vessel, the “2020 New Credit Support Vessels”), which is owned by SEACOR Offshore and SEACOR LB Offshore LLC (together with SEACOR Marine and SEACOR Offshore, the “2020 New Vessel Owning Entities”), each of which will be a Credit Support Vessel, (c) amend the mandatory prepayment requirements, (d) amend certain restrictions relating to the Additional Credit Support Vessels, and (e) amend certain financial covenants.

WHEREAS, the Lenders have agreed to amend and modify certain terms and provisions of the Credit Agreement and Parent Guaranty as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of the Credit Agreement. The parties hereto agree that:

(a)

All references to “this Agreement” shall be deemed to refer to the Credit Agreement, as amended and supplemented hereby, and each reference to the “Credit Agreement”, including any prior iteration thereof, in any Transaction Document shall be deemed to be a reference to the Credit Agreement as amended, supplemented or otherwise modified from time to time, including but not limited to as amended and supplemented by this Amendment.

(b)	Schedule 4 of the Credit Agreement shall be replaced in its entirety with Schedule 4 attached hereto.

(c)	Section 1.1 of the Credit Agreement shall be amended by adding the following definitions:

“DPA” means each deferred payment agreement with respect to shipbuilding contracts and as listed in Schedule 7 hereto;

“DPA Net Interest Expenses” means the aggregate of all interest payments in respect of outstanding Indebtedness thereof that are due from the Parent Guarantor and its Subsidiaries on a consolidated basis during the relevant accounting period attributable to the DPA SPVs, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Parent Guarantor;

“DPA Obligations” means the obligations of the Parent Guarantor and its relevant Subsidiaries under each DPA and each DPA Parent Guarantee, SEACOSCO SPA DPA and the SEACOSCO SPA DPA Parent Guarantee;

“DPA Parent Guarantee” means each parent guarantee listed in Schedule 7 hereto;

“DPA SPV EBITDA” means, for any accounting period, the consolidated net income of the DPA SPVs on a consolidated basis:

(a) plus, to the extent reducing consolidated net income, the sum, without duplication, of:

(i) provisions for all federal, state, local and foreign income taxes and any tax distributions attributable to the DPA SPVs;

(ii) DPA Net Interest Expenses; and

(iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses attributable to the DPA SPVs;

(b) minus, to the extent added in computing the consolidated net income of the Parent Guarantor for that accounting period, any non-cash income or non-cash gains (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reversal for potential cash item in any prior period attributable to the DPA SPVs;

“DPA SPVs” means, collectively, the special purpose vehicle entities listed in Schedule 7 hereto, as owners of the vessels corresponding thereto;

“DPA Vessel” means each vessel listed as being owned by a DPA SPV in Schedule 7 of the Credit Agreement;

“SEACOSCO SPA DPA” means the deferred payment obligation of SEACOR Offshore Asia LLC, a Marshall Islands limited liability company, with respect to that certain sale and purchase agreement related to the ownership interests in SEACOSCO Offshore LLC, listed in Schedule 7 hereto;

“SEACOSCO SPA DPA Parent Guarantee” means that certain guarantee of the SEACOSCO SPA DPA listed in Schedule 7 hereto;

“SEACOR LB Offshore” means SEACOR LB Offshore LLC, a Delaware limited liability company;

(d)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Gross Interest Bearing Debt and replacing it with the following:

“Gross Interest Bearing Debt” means, on any date of determination, the total amount of Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis outstanding on such date minus the aggregate amount of Indebtedness under all Warehouse Financing Facilities, the Chase Facility and the DPA Obligations;

(e)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Relevant Prepayment Amount and replacing it with the following:

“Relevant Prepayment Amount” means:

(i) for so long as the principal amount of the Loan outstanding exceeds $55,000,000, an amount equal to the lesser of:

(a) 100% of the net proceeds of the sale of such Vessel or the Net Insurance Proceeds received in connection with a loss described in Section 5.4(a); and

(b) an amount sufficient to prepay the principal amount of the Loan outstanding so that the principal amount of the Loan outstanding following such prepayment equals $55,000,000; or

(ii) at any time during which the principal amount of the Loan outstanding is less than or equal to $55,000,000, in respect of any Vessel (other than FALCON DIAMOND and FALCON PEARL) an amount equal to the higher of:

(a) the least of:

(x) 10% of the principal amount of the Loan then outstanding;

(y) the Fair Market Value of the Vessel sold or lost divided by the aggregate Fair Market Value all Vessels mortgaged to the Security Trustee multiplied by the principal amount of the Loan then outstanding; and

(z) Net Insurance Proceeds received in connection with a less described in Section 5.4(a); and

(b) an amount sufficient to satisfy the asset maintenance test set forth in Section 9.3, after giving effect to the sale or loss of the relevant Vessel; or

(iii) at any time during which the principal amount of the Loan outstanding is less than or equal to $55,000,000, in respect of FALCON DIAMOND and FALCON PEARL, an amount equal to the highest of:

(a) the least of:

(x) 10% of the principal amount of the Loan then outstanding; and

(y) Net Insurance Proceeds received in connection with a loss described in Section 5.4(a); and

(b) the Fair Market Value of FALCON DIAMOND or FALCON PEARL, as the case may be, sold or lost divided by the aggregate Fair Market Value of all Vessels mortgaged to the Security Trustee multiplied by the principal amount of the Loan then outstanding; and

(c) an amount sufficient to satisfy the asset maintenance test set forth in Section 9.3, after giving effect to the sale or loss of the relevant Vessel;

it being understood and agreed that for purposes of this calculation, the Fair Market Value of a Vessel shall be based on valuations most recently provided pursuant to Section 9.1(s);

(f)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Total Capital and replacing it with the following:

“Total Capital” means the sum of the liabilities (other than Indebtedness under all Warehousing Facilities, the Chase Facility and the DPA Obligations) and shareholders’ equity of the Parent Guarantor and its Subsidiaries on a consolidated basis, in each case determined in accordance with GAAP;

(g)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Total Debt and replacing it with the following:

“Total Debt” means, for any accounting period, the sum of the following for the Parent Guarantor and its Subsidiaries determined (without duplication) on a consolidated basis for such period and in accordance with GAAP consistently applied: (i) Gross Interest Bearing Debt, (ii) Lease Obligations, and (iii) the amount of guaranteed obligations under any guarantee by the Parent Guarantor of the Chase Facility;

(h)	Section 1.1 of the Credit Agreement shall be amended by deleting the definition of Vessel Owning Entity and replacing it with the following:

“Vessel Owning Entity” means each Subsidiary Guarantor, SEACOR Marine, SEACOR Offshore, SEACOR Offshore McCall, SEACOR LB Offshore and the owner of any other vessel mortgaged to the Security Trustee pursuant to the terms of this Agreement;

(i)	Section 5.4 of the Credit Agreement shall be amended by including a new clause (c) therein as follows:

(c) DPA Obligations Threshold. If, at any time, the outstanding aggregate amount of all payments, contributions and loans to be made by the Parent Guarantor and its Subsidiaries that are Credit Parties, to or on behalf of any DPA SPV pursuant to the DPA Parent Guarantees or otherwise exceeds $5,000,000 (taking into account any reimbursement, distribution, return of capital or repayment of such payment, contribution or loan, as the case may be), the Borrower shall, prior to the Parent Guarantor and its Subsidiaries that are Credit Parties making any such payment, contribution or loan that would cause the aggregate total of all such support to exceed $5,000,000, prepay the Loan in an amount equal to the amount by which such payments, contributions and loans exceed $5,000,000. Any such prepayment shall be applied in inverse order of maturity.

(j)	Section 9.4 of the Credit Agreement shall be amended by deleting clause (a) and replacing it with the following:

(a) At any time after the second anniversary of the Closing Date, provided that the Parent Guarantor is in compliance with the required ratio of Consolidated EBITDA to Consolidated Net Interest Expense set forth in Section 4(a)(xvi) of the Parent Guaranty as such ratio was set forth in the Parent Guaranty as at the Closing Date, upon the written request of the Borrower to the Facility Agent, (i) any lien created pursuant to any Security Document in respect of any of the Additional Credit Support Vessels shall be released and (ii) the relevant Vessel Owning Entity shall be released from this Agreement (if it owns no other Vessel mortgaged to the Security Trustee) and any Security Document to which it is party, provided, that before and after giving effect to any such release, (A) the aggregate Fair Market Value of the Vessels is more than two hundred percent (200%) of the principal amount of the Loan then outstanding, (B) no Event of Default has occurred or is continuing, and (C) the principal amount outstanding under the Loan is less than or equal to $55,000,000. For the avoidance of doubt, this paragraph (a) of Section 9.4 does not apply to the sale of a Vessel pursuant to paragraph (a) of Section 5.4.

(k)	Exhibit A to this Amendment shall be included in the Credit Agreement as a new Schedule 7.

(l)	Exhibit B to this amendment shall replace Exhibit L to the Credit Agreement.

2. Amendment of the Parent Guaranty. The parties hereto agree that:

(a)

All references to “this Guaranty” unless otherwise specified shall be deemed to refer to the Parent Guaranty, as amended hereby, and each reference to the “Parent Guaranty”, including any prior iteration thereof, unless otherwise specified, in any Transaction Document shall be deemed to be a reference to the Parent Guaranty, as amended, supplemented or otherwise modified from time to time, including but not limited to as amended by this Amendment.

(c)	Section 1.1 of the Parent Guaranty shall be amended by deleting the definition of Gross Interest Bearing Debt and replacing it with the following:

“Gross Interest Bearing Debt” means, on any date of determination, the total amount of Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis outstanding on such date minus the aggregate amount of Indebtedness under all Warehouse Financing Facilities, the Chase Facility and the DPA Obligations;

(d)	Section 1.1 of the Parent Guaranty shall be amended by deleting the definition of Total Capital and replacing it with the following:

“Total Capital” means the sum of the liabilities (other than Indebtedness under all Warehousing Facilities, the Chase Facility and the DPA Obligations) and shareholders’ equity of the Parent Guarantor and its Subsidiaries on a consolidated basis, in each case determined in accordance with GAAP;

(e)	Section 1.1 of the Parent Guaranty shall be amended by deleting the definition of Total Debt and replacing it with the following:

“Total Debt” means, for any accounting period, the sum of the following for the Parent Guarantor and its Subsidiaries determined (without duplication) on a consolidated basis for such period and in accordance with GAAP consistently applied: (i) Gross Interest Bearing Debt, (ii) Lease Obligations, and (iii) the amount of guaranteed obligations under any guarantee by the Parent Guarantor of the Chase Facility;

(f)	Section 4(a)(iv) of the Parent Guaranty shall be amended by inserting a new Section 4(a)(iv)(5) as follows:

(5) on a quarterly basis, together with the delivery of each Compliance Certificate, (A) the aggregate amount outstanding of all payments, contributions and loans made by the Parent Guarantor and its Subsidiaries that are Credit Parties to or on behalf of any DPA SPV pursuant to the DPA Parent Guarantees or otherwise, (B) the DPA SPV EBITDA, (C) the ratio of the DPA SPV EBITDA to the debt service obligations of the DPA SPVs, and (D) beginning with the fiscal quarter during which the relevant DPA and DPA Parent Guarantee are executed, the unaudited accounts for each such DPA SPV;

(g)	Section 4(a)(xvi) of the Parent Guaranty shall be amended by deleting the provision in its entirety and replacing it with the following:

(xvi) maintain as of the last day of each fiscal quarter described below a ratio of (x) consolidated EBITDA to (y) Consolidated Net Interest Expense of not less than:

(1) 1.50:1.00 for each four consecutive fiscal quarters ending on or before December 31, 2021;

(2) 2.00:1.00 for each four consecutive fiscal quarters of the Parent Guarantor thereafter;

(h)	The proviso in Section 4(a) of the Parent Guaranty shall be amended by deleting the proviso in its entirety and replacing it with the following:

provided, that notwithstanding the foregoing, if on any date on which the ratio under Section 4(a)(xvi) is to be tested, Consolidated EBITDA is less than, but at least 20% of, the amount necessary for the Parent Guarantor to be in compliance with the required ratio level applicable for such date, the Parent Guarantor may (A) cause to be contributed an amount of Cash and Cash Equivalents (which shall be through the sale or issuance of equity of the Parent Guarantor or any other capital contribution to the Parent Guarantor) or (B) designate an existing amount of Cash and Cash Equivalents in excess of the Cash and Cash Equivalents that the Parent Guarantor is required to maintain under Section 4(a)(xiv) (the “Cure Amount” and, such contribution or designation, the “Cure Right”) as an increase to Consolidated EBITDA for such testing period and for calculating Consolidated EBITDA in each subsequent testing period which includes the fiscal quarter for which the Cure Right is exercised; provided, further, that (i) the Parent Guarantor shall have provided notice to the Facility Agent that it is exercising the Cure Right, (ii) such amounts are contributed or designated, as the case may be, on or prior to the fifteenth (15th) Banking Day after each such testing date (it being understood and agreed that until such date, neither the Facility Agent nor any Lender shall be permitted to exercise any rights on account of any actual or prospective breach of this Section 4(a)(xvi) and that such breach shall be deemed cured immediately upon the contribution or designation of the Cure Amount), (iii) in each period of four (4) consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no Cure Right is exercised and (iv) the Cure Right shall not be exercised in more than four (4) fiscal quarters over the term of this Guaranty.

(i)	Section 4(b)(xi)(3) of the Parent Guaranty shall be amended by deleting the provision in its entirety and replacing it with the following:

Indebtedness of any Subsidiary of the Parent Guarantor that is not a Credit Party (other than Indebtedness extended to such Subsidiary by the Parent Guarantor or any Subsidiary of the Parent Guarantor), so long as the aggregate amount of all such Indebtedness shall not exceed 30% of the Consolidated Book Equity of the Parent Guarantor (excluding for this purposes (w) all Lease Obligations of such Subsidiary, (x) any Indebtedness described in Section 4(b)(xi)(2) (y) normal trade credits in the ordinary course of business, and (z) the DPA Obligations); and

(j)	Section 4(b)(xi) of the Parent Guaranty shall be amended by adding a new sub-section (5) as follows:

(5) Indebtedness of the Parent Guarantor pursuant to each DPA, each DPA Parent Guarantee, the SEACOSCO SPA DPA, and the SEACOSCO SPA DPA Parent Guarantee, including but not limited to the DPA Obligations, and any such Indebtedness of the Subsidiaries of the Parent Guarantor to the extent party thereto;

(k)	A new Section 4(b)(xv) of the Parent Guaranty shall be inserted as follows:

(xv) materially amend, or allow any Subsidiary to materially amend, in a manner detrimental to the Lenders, any document evidencing DPA Obligations, including but not limited to any amendment to the maturity and principal amount outstanding.

3. Conditions to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been met; provided, that with respect to the Ava J McCall Vessel, (a) the Credit Parties shall have 90 days following the Effective Date to comply with the following conditions, and (b) the Credit Parties may substitute the Ava J McCall Vessel with a substitute vessel reasonably acceptable to the Majority Lenders:

(a)	This Amendment. Each of the parties hereto shall have duly executed and delivered this Amendment;

(b)	Corporate Authority. The Facility Agent shall have received the following documents in form and substance reasonably satisfactory to the Facility Agent:

(i)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each Credit Party and 2020 New Vessel Owning Entity of the resolutions of the directors, members or managers thereof evidencing approval of this Amendment and authorizing an appropriate person or persons or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(ii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each Credit Party and 2020 New Vessel Owning Entity of all documents evidencing any other necessary action (including actions by such parties thereto other than each Credit Party or 2020 New Vessel Owning Entity as may be required by the Lenders), approvals or consents with respect to this Amendment, as the case may be;

(iii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each Credit Party and 2020 New Vessel Owning Entity of the certificate of formation, articles of incorporation, operating agreement or by-laws, as the case may be, or equivalent instruments thereof;

(iv)	certificate of the jurisdiction of formation of each Credit Party and 2020 New Vessel Owning Entity as to the good standing thereof;

(v)

copies, certified as true and complete by an officer, managing member or director (as applicable) of each Credit Party and 2020 New Vessel Owning Entity of the names and true signatures of the officers or directors (as applicable) of such Credit Party or and 2020 New Vessel Owning Entity signing this Amendment and the other documents to be delivered hereunder, as the case may be; and

(vi)

a certificate signed by an officer, managing member or director (as applicable) of each Credit Party and 2020 New Vessel Owning Entity (or its managing member) to the effect that the representations and warranties of each Credit Party and 2020 New Vessel Owning Entity contained in this Amendment are true and correct as of the date of such certificate;

(c)	The 2020 New Credit Support Vessels. The Facility Agent shall have received evidence satisfactory to it that each 2020 New Credit Support Vessel:

(i)

is in the sole and absolute ownership of the relevant 2020 New Vessel Owning Entity and duly registered in such 2020 New Vessel Owning Entity’s name under the laws and flag of the relevant Designated Jurisdiction, unencumbered, save and except for the relevant Mortgage recorded against it, the Assignments, and Permitted Liens;

(ii)	is classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations affecting class;

(iii)	is operationally seaworthy and in every way fit for its intended service; and

(iv)

insured in accordance with the provisions of the applicable Mortgage and Section 9.1(v) of the Credit Agreement and all requirements of the applicable Mortgage and Section 9.1(v) of the Credit Agreement in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Facility Agent);

(d)	Mortgages. Each 2020 New Vessel Owning Entity shall have duly executed, and delivered to the Facility Agent, the Mortgage over its 2020 New Credit Support Vessel;

(e)

Recording of the Mortgages. The Facility Agent shall have received satisfactory evidence that the Mortgage over each 2020 New Credit Support Vessel has been duly recorded under the laws of the relevant Designated Jurisdiction and constitutes a first preferred mortgage lien under the laws of the relevant Designated Jurisdiction;

(f)

Assignments. Each of the 2020 New Vessel Owning Entities shall have delivered to the Facility Agent duly executed copies of the following (collectively, with the Mortgages over the 2020 New Credit Support Vessels relating to the 2020 New Vessel Owning Entities, the “New Collateral Vessel Security Documents”):

(i)	an Insurances Assignment over each 2020 New Credit Support Vessel;

(ii)	an Earnings Assignment over each 2020 New Credit Support Vessel;

(iii)

a Charter Assignment with respect to any Charter in excess of (or capable of exceeding, by virtue of any optional extension) 12 months over each 2020 New Credit Support Vessel (on a commercially reasonable basis if the relevant vessel employment agreement expressly prohibits such assignment); and

(iv)	the Assignment Notices with respect to the above mentioned Assignments;

(g)

Vessel Liens. Each 2020 New Vessel Owning Entity shall deliver to the Facility Agent evidence satisfactory to it and to its counsel that, save for the liens created by the Mortgage and the Assignments, there are no liens, charges or encumbrances of any kind whatsoever on its 2020 New Credit Support Vessel, or on its earnings except as permitted by the Credit Agreement or by any of the New Collateral Vessel Security Documents;

(h)

Compliance with ISM Code, ISPS Code, Annex VI and MTSA. Each 2020 New Vessel Owning Entity shall deliver to the Facility Agent evidence satisfactory to it and to its counsel that its 2020 New Credit Support Vessel complies and the Operator complies with the requirements of the ISM Code, ISP Code, Annex VI and MTSA including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto and the Facility Agent shall have received a copy of the DOC, SMC, ISSC and IAPPC for each such 2020 New Credit Support Vessel;

(i)

No Threatened Withdrawal of DOC, ISSC, SMC or IAPPC. Each 2020 New Vessel Owning Entity shall deliver to the Facility Agent a certificate of such 2020 New Vessel Owning Entity certifying that there is no actual or, to the best of such 2020 New Vessel Owning Entity’s knowledge, threatened withdrawal of any Operator’s DOC, ISSC, SMC, IAPPC or other certification or documentation related to the ISM Code, ISPS Code, Annex VI or otherwise required for the operation of its 2020 New Credit Support Vessel or in respect to such 2020 New Vessel Owning Entity’s 2020 New Credit Support Vessel;

(j)

Evidence of Current COFR. The Facility Agent shall have received evidence of current compliance with any applicable requirement for a Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for each 2020 New Credit Support Vessel, as applicable;

(k)	Vessel Appraisals. The Facility Agent shall have received two appraisals of the Fair Market Value of each 2020 New Credit Support Vessel in form and substance satisfactory to the Facility Agent;

(l)

Insurance Report. The Facility Agent shall have received a detailed report from a firm of independent marine insurance consultants appointed by the Facility Agent in respect of the insurances on each 2020 New Credit Support Vessel, in form and substance satisfactory to the Facility Agent, the cost of such report to be for the account of the Borrower;

(m)

Vessel Manager Documents. Each Vessel Manager managing a 2020 New Credit Support Vessel shall have duly executed and delivered to the Facility Agent the Vessel Manager’s Undertaking relating to the relevant 2020 New Credit Support Vessel together with a copy of the Management Agreement;

(n)

Filings. Each 2020 New Vessel Owning Entity shall have duly delivered to the Facility Agent the Uniform Commercial Code financing statements for filing with such jurisdictions as the Facility Agent may reasonably require;

(o)

Licenses, Consents and Approvals. The Facility Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by this Amendment and the New Collateral Vessel Security Documents have been obtained;

(p)

Legal Opinions. The Facility Agent shall have received legal opinions addressed to the Lenders from Watson Farley & Williams LLP, special counsel to the Security Parties and Vessel Owning Entities, as to matters of New York law, Delaware law, Marshall Islands law and United States maritime law, in such form as the Facility Agent may require, as well as such other legal opinions as the Facility Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the State of Delaware and the Republic of the Marshall Islands in a form acceptable to the Facility Agent and its counsel;

(q)	Charters. The Facility Agent shall have received certified copies of all Charters relating to the 2020 New Credit Support Vessels;

(r)

Inventory of Hazardous Materials. The Facility Agent shall have received a copy of the Inventory of Hazardous Materials with respect to each 2020 New Credit Support Vessel, commencing on the date of the first drydocking of such 2020 New Credit Support Vessel after the Closing Date; and

(s)

Amendment Fee. The Facility Agent shall have received payment in full of an amendment fee of 0.15% of the outstanding principal amount of the Loan attributable to each consenting Lender as of the Effective Date for distribution pro rata to the consenting Lenders.

4. Expenses. The Borrowers hereby agree to pay to the Facility Agent, the Security Trustee and the Lenders all reasonable expenses related to this Amendment in accordance with Section 13.2 of the Credit Agreement, including any expenses of preparation, negotiation, execution and administration of this Amendment and the transactions contemplated hereby and the reasonable fees and disbursements of the Facility Agent, the Security Trustee and the Lenders’ counsel in connection herewith.

5. Representations and Warranties. Each of the Credit Parties represents and warrants to the Facility Agent as of the Effective Date that:

(a)

all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of all necessary corporate or shareholder approvals and all governmental approvals, including those of any monetary or exchange control authority) precedent to the entering into of this Amendment to constitute this Amendment the duly authorized, legal, valid and binding obligation of such Credit Party, as applicable, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws;

(b)

immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, except for (A) representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (B) representations and warranties which are already qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects as qualified by such materiality or Material Adverse Effect, and no Event of Default shall have occurred and be continuing; and

(c)	the descriptions of each DPA, each DPA Parent Guarantee and the list of DPA Vessels set forth in Exhibit A to this Amendment are true, correct and complete.

6. No Defaults. Each of the Credit Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default and each of the Credit Parties hereby represents and warrants that as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

7. Covenants. Each of the Credit Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and the other Transaction Documents to which it is a party, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Credit Agreement, as amended hereby, shall remain in effect.

8. No Other Amendment. All other terms and conditions of the Credit Agreement and each of the other Transaction Documents shall remain in full force and effect and the Credit Agreement and Parent Guaranty shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

9. Reaffirmation of Obligations. Each of the Credit Parties (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Agreement, the Parent Guaranty and the other Transaction Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations under the Transaction Documents.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

12. Effect of Amendment. All references in any Transaction Document to the Credit Agreement or the Parent Guaranty on and after the Effective Date shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that, except as amended by this Amendment, all of the terms and provisions of the Credit Agreement and Parent Guaranty shall remain in full force and effect. This Amendment is a Transaction Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SEACOR MARINE HOLDINGS INC., as Parent Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Executive Vice President/CFO

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Executive Vice President

AARON S. MCCALL LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

ALYA MCCALL LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

MICHAEL G MCCALL LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON PEARL LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON DIAMOND LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEA-CAT CREWZER LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEA-CAT CREWZER II LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR HAWK LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR EAGLE LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR OFFSHORE MYSTERY LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: VP/Treasurer

SEACOR OFFSHORE MISCHIEF LLC, as Subsidiary Guarantor

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: VP/Treasurer

Acknowledged and agreed by:

SEACOR OFFSHORE LLC, as a 2020 New Vessel Owning Entity

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: VP/Treasurer

SEACOR LB OFFSHORE LLC, as a 2020 New Vessel Owning Entity

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: VP/Treasurer

SEACOR MARINE LLC, as a 2020 New Vessel Owning Entity

By: /s/ Jesús Llorca
Name: Jesús Llorca
Title: EVP/Treasurer

DNB BANK ASA, NEW YORK BRANCH as Facility Agent, Security Trustee and Swap Bank

By: /s/ Samantha Stone
Name: Samantha Stone
Title: Vice President

By: /s/ Ahelia Singh
Name: Ahelia Singh
Title: Assistant Vice President

DNB CAPITAL LLC, as Lender

By: /s/ Samantha Stone
Name: Samantha Stone
Title: Vice President

By: /s/ Ahelia Singh
Name: Ahelia Singh
Title: Assistant Vice President

CLIFFORD CAPITAL PTE. LTD. as Lender

By: /s/ Audra Low
Name: Audra Low
Title: CEO

HANCOCK WHITNEY BANK, as Lender

By: /s/ Tommy D. Pitre
Name: Tommy D. Pitre
Title: SVP

CITICORP NORTH AMERICA, INC., as Lender

By: /s/ Peter Baumann
Name: Peter Baumann
Title: Vice President

EXHIBIT A

Deferred Payment Agreements, Deferred Payment Agreement Parent Guarantees, Deferred Payment Agreement Vessels and Owners, the SEACOSCO SPA DPA and the SEACOSCO SPA DPA Parent Guarantee

Deferred Payment Agreements:

1.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Amazon LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Amazon DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 May 2020 is $13,416,667.

2.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Congo LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Congo DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 May 2020 is $13,125,000.

3.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Danube LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Danube DPA”). The payment obligations mature on 20 February 2029 and the principal amount outstanding as of 31 May 2020 is $13,650,000.

4.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Murray LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Murray DPA”). The payment obligations mature on 21 May 2028 and the principal amount outstanding as of 31 May 2020 is $13,066,667.5.

5.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Nile LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Nile DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 May 2020 is $12,833,333.

6.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Ohio LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Ohio DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 May 2020 is $10,158,750.

7.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Parana LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Parana DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 May 2020 is $13,416,667.

8.    Deferred Payment Agreement dated 18 January 2018 between SEACOSCO Yangtze LLC and Cosco Shipping Heavy Industry (Guangdong) Co., Ltd. (the “SEACOSCO Yangtze DPA”). The payment obligations mature on 15 March 2028 and the principal amount outstanding as of 31 May 2020 is $10,158,750.

Deferred Payment Agreement Parent Guarantees:

1.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Amazon LLC in connection with the SEACOSCO Amazon DPA, effective as of the closing of the SEACOSCO SPA.

2.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Congo LLC in connection with the SEACOSCO Congo DPA, effective as of the closing of the SEACOSCO SPA.

3.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Danube LLC in connection with the SEACOSCO Danube DPA, effective as of the closing of the SEACOSCO SPA.

4.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Murray LLC in connection with the SEACOSCO Murray DPA, effective as of the closing of the SEACOSCO SPA.

5.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Nile LLC in connection with the SEACOSCO Nile DPA, effective as of the closing of the SEACOSCO SPA.

6.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Ohio LLC in connection with the SEACOSCO Ohio DPA, effective as of the closing of the SEACOSCO SPA.

7.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Parana LLC in connection with the SEACOSCO Parana DPA, effective as of the closing of the SEACOSCO SPA.

8.    Parent Guarantee dated 31 May 2020 entered into by the Parent Guarantor in favor of Cosco Shipping Heavy Industry (Guangdong) Co., Ltd., pursuant to which the Parent Guarantor shall guarantee certain of the obligations of SEACOSCO Yangtze LLC in connection with the SEACOSCO Yangtze DPA, effective as of the closing of the SEACOSCO SPA.

Deferred Payment Agreement Vessels and Owners:

1.	SEACOSCO Amazon LLC, owner of a Marshall Islands flagged vessel SEACOSCO Amazon with Official Number 7875

2.	SEACOSCO Congo LLC, owner of a Marshall Islands flagged vessel SEACOSCO Congo with Official Number 7878

3.	SEACOSCO Danube LLC, owner of a Marshall Islands flagged vessel SEACOSCO Danube with Hull Number N608 (official number not yet assigned)

4.	SEACOSCO Murray LLC, owner of a Marshall Islands flagged vessel SEACOSCO Murray with Official Number 7879

5.	SEACOSCO Nile LLC, owner of a Marshall Islands flagged vessel SEACOSCO Nile with Official Number 7877

6.	SEACOSCO Ohio LLC, owner of a Marshall Islands flagged vessel SEACOSCO Ohio with Official Number 7874

7.	SEACOSCO Parana LLC, owner of a Marshall Islands flagged vessel SEACOSCO Parana with Official Number 7876

8.	SEACOSCO Yangtze LLC, owner of a Marshall Islands flagged vessel SEACOSCO Yangtze with Official Number 7873

SEACOSCO SPA:

1.

Sale and Purchase Agreement dated 31 May 2020 between SEACOR Offshore Asia LLC, China Shipping Fan Tai Limited and China Shipping Industry (Hong Kong) Co., Limited, related to the ownership interests in SEACOSCO Offshore LLC (the “SEACOSCO SPA”).

SEACOSCO SPA DPA Parent Guarantee:

1.

Parent Guarantee dated 31 May 2020 between SEACOR Marine Holdings Inc., China Shipping Fan Tai Limited and China Shipping Industry (Hong Kong) Co., Limited, pursuant to which SEACOR Marine Holdings Inc. shall guarantee certain payment obligations referred to in the SEACOSCO SPA, effective as of the closing of the SEACOSCO SPA.

EXHIBIT B

Compliance Certificate

SCHEDULE 4

SCHEDULE 4-A

CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag
Fast Supply Vessels
SEACOR Cheetah	Sea-Cat Crewzer LLC	Marshall Islands (to be bareboat registered to Nigeria)
SEACOR Cougar	Sea-Cat Crewzer LLC	Marshall Islands
SEACOR Leopard	Sea-Cat Crewzer II LLC	Marshall Islands
SEACOR Lynx	Sea-Cat Crewzer II LLC	Marshall Islands
Aaron S. McCall	Aaron S. McCall LLC	Marshall Islands
Alya McCall	Alya McCall LLC	Marshall Islands
Michael G McCall	Michael G McCall LLC	Marshall Islands
Najla McCall	SEACOR Offshore LLC	Marshall Islands
Carlene McCall	SEACOR Offshore McCall LLC	Marshall Islands
Go Ms. Chief	SEACOR Offshore Mischief LLC	United States
Go Ms. Tree	SEACOR Offshore Mystery LLC	United States
Ava J McCall	SEACOR Marine LLC	Marshall Islands (bareboat registered to Nigeria)

Liftboats
Falcon Diamond	Falcon Diamond LLC	Marshall Islands
Falcon Pearl	Falcon Pearl LLC	Marshall Islands

Platform Supply Vessels
SEACOR Totonaca	Sea-Cat Crewzer LLC	Marshall Islands
SEACOR Mixteca	SEACOR Offshore LLC and SEACOR LB Offshore LLC	United States

SCHEDULE 4-B

ADDITIONAL CREDIT SUPPORT VESSELS

Asset Class / Name	Owner	Flag
Fast Supply Vessels
John G McCall	SEACOR Marine LLC	United States
Michael Crombie McCall	SEACOR Marine LLC	United States

Liftboats
SEACOR Hawk	SEACOR Hawk LLC	United States
SEACOR Eagle	SEACOR Eagle LLC	United States